Exhibit 99.1

Aclarion Appoints Greg Gould as Chief Financial Officer

HealthTech CFO with extensive public company experience building organizations for growth and value creation

Demonstrated success in raising capital, driving profitability, and scaling operations to $500M revenue while ensuring compliance and strengthening financial integrity

Broomfield, CO, September 3, 2025 -- Aclarion, Inc., (“Aclarion” or the “Company”) (Nasdaq: ACON, ACONW), a healthcare technology company that is leveraging biomarkers and proprietary augmented intelligence (AI) algorithms to help physicians identify the location of chronic low back pain, announced the appointment of Greg Gould as Chief Financial Officer (CFO), effective immediately. Greg brings more than 30 years of public and private company experience with a proven track record of creating shareholder value, raising capital for growth and collaborating with executive leadership to drive business profitability, revenue and cash flow. He succeeds long-time CFO John Lorbiecki, who has announced his plans to retire.

“We are thrilled to welcome Greg to our leadership team. His deep expertise in driving growth, capital strategies and financial leadership at publicly-traded companies will be invaluable as we execute on our vision of making Nociscan more widely available to physicians and patients with chronic low back pain,” said Brent Ness, Chief Executive Officer of Aclarion. “We thank John for his leadership and instrumental role in establishing the strong financial foundation for the company which has positioned us well for long-term success.”

Greg brings extensive financial and operational leadership experience to Aclarion. He has raised more than $450 million in public company debt and equity offerings, led over ten acquisitions, successfully sold three publicly-traded companies, and guided three organizations through uplistings to Nasdaq. He has a proven track record of building and streamlining accounting, finance, and administrative functions, with expertise spanning financial controllership, planning and analysis, compliance, consolidation, integration, and auditing. Most recently, Greg served as CFO of Nanos Health, a pre-revenue pharmaceutical startup pioneering nanotechnology-based drug delivery solutions. He has also held CFO roles at 7 publicly-traded companies, including Charlotte’s Web (TSX: CWEB, OTC: CWBHF) and Aytu BioScience (Nasdaq: AYTU) among others. He received a Bachelor of Science in Business from the University of Colorado Boulder and is a Certified Public Accountant (CPA).

“I’m excited to join Aclarion at such a pivotal time in its growth,” said Gould. “The chance to build on the Company’s recent momentum and help scale the business is incredibly compelling. Aclarion’s innovative technology and vision to improve care for millions of patients suffering from chronic low back pain, provides a powerful foundation for long-term value creation. I look forward to working closely with Brent and the entire Aclarion team, and leveraging my experience in capital markets, strategic transactions and operational excellence to help achieve this vision.”

Chronic low back pain (cLBP) is a global healthcare problem with approximately 266 million people worldwide suffering from degenerative spine disease and low back pain. Aclarion’s Nociscan solution is the first evidence-supported SaaS platform to noninvasively help physicians distinguish between painful and nonpainful discs in the lumbar spine. Nociscan objectively quantifies chemical biomarkers demonstrated to be associated with disc pain and has the potential to drive better surgical outcomes.

To find a Nociscan center, view our site map here.

For more information on Nociscan, please email: info@aclarion.com

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About Aclarion, Inc.

Aclarion is a healthcare technology company that leverages Magnetic Resonance Spectroscopy (“MRS”), proprietary signal processing techniques, biomarkers, and augmented intelligence algorithms to optimize clinical treatments. The Company is first addressing the chronic low back pain market with Nociscan, the first, evidence-supported, SaaS platform to noninvasively help physicians distinguish between painful and nonpainful discs in the lumbar spine. Through a cloud connection, Nociscan receives magnetic resonance spectroscopy (MRS) data from an MRI machine for each lumbar disc being evaluated. In the cloud, proprietary signal processing techniques extract and quantify chemical biomarkers demonstrated to be associated with disc pain. Biomarker data is entered into proprietary algorithms to indicate if a disc may be a source of pain. When used with other diagnostic tools, Nociscan provides critical insights into the location of a patient’s low back pain, giving physicians clarity to optimize treatment strategies.  For more information, please visit www.aclarion.com .

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the Company’s current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as “anticipates,” “believes” and “expects” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the Company’s current plans and expectations, as well as future results of operations and financial condition. These and other risks and uncertainties are discussed more fully in our filings with the Securities and Exchange Commission. Readers are encouraged to review the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as other disclosures contained in the Prospectus and subsequent filings made with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:

Kirin M. Smith
PCG Advisory, Inc.
ksmith@pcgadvisory.com

Media Contact:

Jessica Starman
media@elev8newmedia.com

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